SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  July 14, 1998
                                                    ----------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



     1-8483                                     95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California               90245
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

     Unocal Corporation's strategy of linking energy resources with markets, coupled with Unocal's reputation and skills, has given the company its best growth portfolio in 20-30 years, Roger C. Beach, Unocal chairman and chief executive officer, told security analysts today.

     Beach said the company's growth portfolio is focused in six major areas:
- The Gulf of Mexico, particularly deepwater plays.
- Indonesia in the deepwater Kutei Basin offshore East Kalimantan.
- The Thailand-Myanmar-Vietnam region that combines known hydrocarbon basins with rapidly developing gas-to-power markets.
- South Asia, with tremendous potential for linking abundant natural gas from Bangladesh to energy markets in India.
- Central Asia/South Caspian region, one of the most hydrocarbon-rich provinces in the world.
- The cone of South America, where Unocal can apply its expertise as one of the industry's lowest cost oil and gas producers.

         Beach said that by 2002 management wants to increase Unocal's cash flow and earnings by 50 to 60 percent over 1997 levels.

         Beach and other Unocal executive management, as well as members of the company's operations team, provided a detailed outlook for Unocal's international activities and growth prospects at the company's security analyst conference. Following are highlights of those presentations.

Production/resources
- Unocal's international oil and gas production is expected to grow at an average rate of 11.4 percent from 254,000 barrels of oil equivalent (BOE) per day in 1997 (excluding Alberta, Canada, properties sold in 1998) to 434,000 BOE per day in 2002.
- The company will focus on maintaining its position as a low-cost international producer, with competitive finding and development costs.
- International petroleum finding and development costs are forecasted at $3.50 to $4.00 per BOE through 2002, with a proved reserve replacement ratio of between 170 percent and 210 percent, based on Unocal's total oil and gas resource base.

New oil and gas production projects
- Unocal's natural gas production growth in Thailand has averaged 18 percent per year since 1981. A gross production record of 1.1 billion cubic feet per day (Unocal, 64% net working interest) was set earlier this year. Natural gas demand continues to rise in Thailand in spite of flat to declining electric power usage, due to switching from imported oil to indigenous natural gas.

- The Pailin field offshore Thailand is expected to commence production between June and September 1999, a delay from earlier expectations.
-    The  Yadana  field  offshore   Myanmar  is  expected  to  begin  commercial
     operations in December 1998, 4 months later than scheduled because of construction delays in a new power plant at Ratchaburi, Thailand.
- The Jalalabad field in northeast Bangladesh is expected to begin production of 100 million cubic feet of gas per day (Unocal, 50% working interest) in December, a delay of four months from original expectations.
     This gas will flow to a power plant in Dhaka.
- The company is applying to certify its deepwater natural gas resources offshore East Kalimantan, Indonesia, with Pertamina for input to the Bontang LNG facility, which would add considerable proved gas reserves.
- The year-end 1998 production forecast from the Caspian Sea for the AIOC consortium is now 115,000 barrels of oil per day (BOPD), due to higher production rates from wells drilled to date. Peak production from AIOC could approach 850,000 BOPD by 2007. Unocal has a 10% working interest in AIOC.

Exploration program
- First production from the deepwater Merah Besar field offshore East Kalimantan, Indonesia, is expected in early 2001.
- Unocal has identified 50-60 prospects and leads offshore East Kalimantan. At least five of the prospects will be drilled in 1998. These include the Seno prospect and the Janaka prospect.
- Exploration drilling will soon be completed on the first well drilled on the world-class Bibiyana prospect in northeast Bangladesh. This part of Bangladesh is expected to yield significant gas resources.

                                    * * * * *

     THE INFORMATION SET FORTH ABOVE FROM THE PRESENTATIONS AT THE ANALYST CONFERENCE INCLUDES DISCUSSIONS ABOUT FUTURE GOALS AND PROJECTIONS OF FUTURE EARNINGS, CASH FLOW, CAPITAL SPENDING, CRUDE OIL, NATURAL GAS AND GEOTHERMAL PRODUCTION, RESERVES, AND GROSS RESOURCE POTENTIAL OF OIL, GAS AND GEOTHERMAL PROSPECTS (REFERENCES TO INDONESIA WORKING INTEREST AMOUNTS FOR PRODUCTION, RESERVES, AND RESOURCE POTENTIAL INCLUDE HOST COUNTRY SHARE). THESE GOALS AND PROJECTIONS ARE "FORWARD LOOKING STATEMENTS" AND ARE BASED ON UNOCAL'S INTERNAL PLANS AND FORECASTS.

         THE ACTUAL RESULTS IN THE FUTURE WILL BE INFLUENCED BY THE INHERENT RISKS OF UNOCAL'S BUSINESS AND THE ECONOMIC SITUATION IN THE VARIOUS COUNTRIES WHERE UNOCAL OPERATES, OR SEEKS NEW BUSINESS OPPORTUNITIES. THE ACTUAL RESULTS WILL BE DETERMINED BY (I) OIL AND NATURAL GAS COMMODITY PRICES; (II) ACCESS TO DRILLING RIGS; (III) THE COMPANY'S DRILLING SUCCESS RATE; (IV) THE COMPANY'S SUCCESS IN CAPTURING NEW BUSINESS OPPORTUNITIES; (V) THE DECLINE RATES OF PRESENT FIELDS AND FUTURE RESOURCE DISCOVERIES; (VI) AND THE COSTS INCURRED FOR FUTURE EXPLORATION, DEVELOPMENT, AND PRODUCTION OPERATIONS, AMONG OTHER FACTORS.

         ACTUAL  FUTURE  RESULTS  COULD  DIFFER   MATERIALLY  FROM  THE  CURRENT
PROJECTIONS.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
                                              (Registrant)




Date:  July 14, 1998                       By: /s/ JOHN A. BRIFFETT
--------------------                       -----------------------------
                                                 John A. Briffett
                                                 Assistant Comptroller

                                       3